Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-16
CUSIP: 21988G767 & 21988GAP1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2001.

INTEREST ACCOUNT

Balance as of May 15, 2001 ...............................              $0.00
        Scheduled Income received on securities ..........      $1,125,028.75
Unscheduled Income received on securities ................              $0.00

LESS:
        Distribution to Class A1 Holders .................     -$1,125,028.75
        Distribution to Class A2 Holders .................             -$0.00
        Distribution to Depositor ........................             -$0.00
Balance as of November 15, 2001 ..........................              $0.00

PRINCIPAL ACCOUNT

Balance as of May 15, 2001 ...............................              $0.00
        Scheduled Principal payment received on securities              $0.00

LESS:
        Distribution to Holders ..........................              $0.00
Balance as of November 15, 2001 ..........................              $0.00

               UNDERLYING SECURITIES HELD AS OF NOVEMBER 15, 2001

        Principal
        Amount                    Title of Security
        ------                    -----------------
        $29,033,000   Georgia-Pacific Corporation 7.75% Debentures Due
                      November 15, 2029
                      CUSIP: 373298BR8

U.S Bank Trust National Association, as Trustee


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